UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 3, 2005

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

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ITEM 8.01 OTHER EVENTS

Pursuant to authorization received from the Board of Directors of Chyron Corporation (the "Company"), on February 3, 2005 the Company accelerated the vesting of certain outstanding unvested stock options with an exercise price of greater than $0.47 per share. These options were originally scheduled to vest in equal increments at the end of each of the first, second and third years following their grant date. The Company will amend the relevant stock option agreements to reflect this change. Options representing the right to purchase a total of 100,000 shares that were previously granted to outside Directors of the Board of Directors, and that would otherwise qualify for this acceleration, were excluded from the acceleration of vesting.

The Company accelerated these options in advance of the effective date of, and in anticipation of the detrimental earnings effect of, Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment" ("SFAS 123R"), which was issued in December 2004. SFAS 123R will require that beginning July 1, 2005, the Company record as compensation expense in its statement of operations the value of employee stock options. Until the Company commences accounting for stock options under SFAS 123R in the third quarter of 2005, it will continue its practice of accounting for stock options in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and its related interpretations, and following SFAS 123, "Accounting for Stock-Based Compensation", which allows the Company to disclose in the footnotes to its financial statements the stock-based employee compensation expense and pro-forma net income and pro-forma net income per share amounts that would have resulted were the stock option compensation expense recorded in the Company's statement of operations. The Company's decision to accelerate the vesting of the options was due to its desire to avoid recording compensation expense for these options in its statement of operations in future years when these options were originally scheduled to vest. The financial effect of this acceleration is to reduce compensation expense in the Company's pre-tax earnings by $145,000 in 2005, $289,000 in 2006 and $150,000 in 2007. As a result of the acceleration of vesting, options to purchase 1,503,939 shares of the Company's common stock became immediately exercisable. The following table summarizes the accelerated stock options:

Exercise	Number of Option Shares Accelerated from
Price	Original Vesting in
	2005	2006	2007	Total
$0.67	0	400,611	400,611	801,222
$0.62	73,333	73,333	73,334	220,000
$0.51	0	1,500	1,500	3,000
$0.48	159,905	159,906	159,906	479,717
	233,238	635,350	635,351	1,503,939

Of the above accelerated stock options, officers of the Company held options to purchase 360,001 shares, as follows:

Officer Name	Exercise	Number of Option Shares Accelerated from
& Title	Price	Original Vesting in
		2005	2006	2007	Total

Michael Wellesley-Wesley	$0.67	0	78,333	78,334	156,667
President & CEO

Jerry Kieliszak	$0.67	0	33,333	33,334	66,667
SVP & CFO

Richard Hajdu	$0.67	0	43,333	43,334	86,667
VP, Sales & Marketing

Kevin Prince	$0.48	16,666	16,667	16,667	50,000
SVP, Operations
		16,666	171,666	171,669	360,001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: February 8, 2005